EXHIBIT 10.13


                 AMENDMENT TO STOCK AWARD AND COMPENSATORY PLANS
                 -----------------------------------------------


On April 30, 1999, Medtronic's Board of Directors adopted amendments to all plans maintained by the company and its subsidiaries to conform the provisions regarding withholding taxes to the March 29, 1999 Financial Accounting Standards Board interpretation regarding withholding of federal, state and FICA taxes in excess of minimum statutory rates.

All such amendments are substantially similar to the following, which is the amended language for the 1994 Stock Award Plan:

         NOW, THEREFORE, BE IT RESOLVED, that the third sentence of Section 14(d) of the 1994 Stock Award Plan is hereby amended in its entirety to read as follows:

             In lieu of all or any part of a cash payment from a person receiving Stock under this Plan, the individual may elect to cover all or any part of the minimum statutory FICA, federal, state and local income tax withholdings required under the applicable tax laws through a reduction of the number of Shares delivered to such individual, with such Shares valued in the same manner as used in computing such minimum withholding taxes.